EXHIBIT 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov	•090303•

Certificate of Change Pursuant to NRS 78.209	Filed in the office of Document Number Barbara K. Cegavske 20180371150-58 Barbara K. Cegavske Filing Date and Time Secretary of State 08/22/2018 1:02 PM State of Nevada

Entity Number E0005492011-9

USE BLACK INK ONLY· 00 NO HIGHLIGHT	ABOVE SPACE ISFOR OFFICE USEONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Airborne Wireless Network

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,000,000,000,000 shares of common stock, par value $0.001 per share 10,000,000 shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

5,000,000,000,000 shares of common stock, par value $0.001 per share

10,000,000 shares of preferred stock, par value $0.00 l per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

At the effective date and time of the reverse stock split, one (1) share of common stock will be issued for every 30,000 shares of common stock outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the next whole share of common stock.

7. Effective date and time of filing: (optional)                    Date: August 24, 2018            Time:              8:59 pm

8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

/s/ J. Edward Daniels	President Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 1.5.15